Exhibit 10.7

AMENDMENT NO. 6 TO FOURTH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
This Amendment No. 6 to Fourth Amended and Restated Credit and Security Agreement (this “Amendment”) is entered into as of October 23, 2013, by and among:
(1) QUEST DIAGNOSTICS RECEIVABLES INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”),
(2) QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (together with its successors, “Quest Diagnostics”), as initial servicer (in such capacity, together with any successor servicer or sub-servicer, the “Servicer”),
(3) MARKET STREET FUNDING LLC, a Delaware limited liability company (“Market Street”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as a Liquidity Bank to Market Street (together with its successors, “PNC” and together with Market Street, the “Market Street Group”),
(4) GOTHAM FUNDING CORPORATION, a Delaware corporation (together with its successors, “Gotham”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, in its capacity as a Liquidity Bank to Gotham (together with its successors, “BTMU” and, together with Gotham, the “Gotham Group”),
(5) PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Market Street Group (together with its successors in such capacity, the “Market Street Agent” or a “Co-Agent”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, in its capacity as agent for the Gotham Group (together with its successors in such capacity, the “Gotham Agent” or a “Co-Agent”), and
(6) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as administrative agent for the Market Street Group, the Gotham Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

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RECITALS:
1.    The Borrower, the Servicer, the Market Street Group, the Gotham Group and the Agents are parties to that certain Fourth Amended and Restated Credit and Security Agreement, dated as of June 11, 2008 (as amended, restated or otherwise modified from time to time, the “Credit and Security Agreement”; capitalized terms used and not otherwise defined herein are used with the meanings attributed to this in the Credit and Security Agreement).
2.    Market Street, as assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Credit and Security Agreement, the Market Street Fee Letter and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.
3.    After giving effect to the assignment and assumption contemplated in Section 1 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Credit and Security Agreement, the Market Street Fee Letter and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Lender or otherwise under the Credit and Security Agreement and each of the other Assigned Documents.
4.    Concurrently herewith, the Borrower and PNC plan to enter into a fee letter of even date herewith (the “PNC Fee Group Letter”) which, from and after the effective date hereof, shall replace the Market Street Fee Letter.
5.    The Borrower, the Servicer, the Lenders, the Co-Agents, PNC and the Administrative Agent desire to amend the Credit and Security Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1. Assignment and Assumption.
(a)    Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on October 23, 2013, the Assignee shall pay to the Assignor, in immediately available funds, (i) the amount set forth on Schedule I hereto (such amount, the “Principal Payment”) representing 100.00% of the aggregate principal amount of the Assignors’ Loans under the Credit and Security Agreement on the date hereof and (ii) the amount set forth on Schedule I hereto representing all accrued but unpaid (whether or not then due) interest, Usage Fees, Unused Fees and other costs and expenses payable in respect of such Loans to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with

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the Principal Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Credit and Security Agreement, the Market Street Fee Letter and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Collateral.
Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Schedule II hereto.
(b)    Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Credit and Security Agreement, the Market Street Fee Letter and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Credit and Security Agreement, the Market Street Fee Letter or any other Assigned Document (other than such rights which by their express terms survive termination thereof).
(c)    Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.
(d)    Acknowledgement and Agreement.    Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above, and (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein).
SECTION 2.    Joinder; Certain Changes in Defined Terms.
(a)    PNC as a Lender. From and after the date hereof, (i) all references in the Transaction Documents to the “Market Street Group” shall be replaced with references to the “PNC Group” for all purposes, (ii) PNC shall be the sole member of the PNC Group, as a Lender party to the Credit and Security Agreement for all purposes thereof and of the other Transaction Documents as if PNC were an original party to the Credit and Security Agreement in such capacity, and (iii) PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Liquidity Banks and Lenders contained in the Credit and Security Agreement and the other Transaction Documents.

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(b)    Appointment of PNC as Co-Agent of the PNC Group. From and after the date hereof, (i) all references in the Credit and Security Agreement and other Loan Documents to the “Market Street Agent” shall hereafter be replaced with “PNC Group Agent,” (ii) PNC hereby designates itself as, and PNC hereby agrees to perform the duties and obligations of, the Co-Agent for the PNC Group, (iii) PNC shall be a Co-Agent party to the Credit and Security Agreement, for all purposes of the Credit and Security Agreement and the other Transaction Documents as if PNC were an original party to the Credit and Security Agreement in such capacity, and (iv) PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to the Co-Agent responsible for the PNC Group contained in the Credit and Security Agreement and the other Transaction Documents.
(c)    Commitment. The Commitment of PNC as a Lender under the Credit and Security Agreement shall be $250,000,000 unless and until otherwise modified in accordance with the Credit and Security Agreement.
(d)    Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of PNC as a party to the Credit and Security Agreement in the capacities of committed Lender and as Co-Agent for the PNC Group, and any otherwise applicable conditions precedent thereto under the Credit and Security Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.
SECTION 3.    Amendments to the Credit and Security Agreement. The Credit and Security Agreement is hereby amended as follows:
(a)    Section 1.1(a) of the Credit and Security Agreement is hereby amended and restated in its entirety to read as follows:
(a) PNC severally agrees to make its Ratable Share of such Loan to the Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of PNC’s Loans at any one time outstanding exceed the lesser of (i) the amount of PNC’s Commitment, and (ii) the PNC Group’s Percentage of the Borrowing Base (such lesser amount, the “PNC Allocation Limit”);
(b)    Section 1.2(a) of the Credit and Security Agreement is hereby amended and restated in its entirety to read as follows:
(a) Prior to the PNC Group’s Termination Date, each Advance hereunder shall consist of Loans made by (i) Gotham and/or its Liquidity Banks, and/or (ii) PNC, and which (except for any Advance which does not increase the aggregate principal amount of the Loans

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outstanding) shall be made in such proportions by each Group such that, after giving effect thereto, the aggregate outstanding principal balance of the Loans outstanding from each Group shall be in proportion to such Group’s Commitment Percentage. Any Advance which does not increase the aggregate principal amount outstanding may be funded solely by one or more of the members of each Group. From and after the PNC Group’s Termination Date, each Advance hereunder shall consist of Loans made solely by Gotham and/or its Liquidity Banks.
(c)    Section 1.3(c) of the Credit and Security Agreement is hereby amended and restated in its entirety to read as follows:
(c) Each Alternate Base Rate Loan and each LMIR Loan, respectively, shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid at a rate per annum equal to the Alternate Base Rate or LMIR, respectively, for such day. Changes in the rate of interest on Alternate Base Rate Loans and LMIR Loans, respectively, will take effect simultaneously with each change in the Alternate Base Rate or LMIR, respectively.
(d)    Section 1.5(b) of the Credit and Security Agreement is hereby amended and restated in its entirety to read as follows:
(b) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the PNC Group exceeds the PNC Group Allocation Limit, the Borrower shall prepay such Loans by wire transfer to the PNC Group Agent received not later than 12:00 noon (New York City time) on the first Business Day thereafter of an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid.
(e)    Section 1.6 of the Credit and Security Agreement is hereby amended to delete “the Market Street Liquidity Banks’” where it appears and to substitute in lieu thereof “PNC”.
(f)    A new Section 4.4 is hereby added to the Credit and Security Agreement which reads as follows:
Section 4.4. Suspension of the Eurodollar Rate (Reserve Adjusted) or LMIR. If any Lender determines that (a) funding any of its Loans at a Eurodollar Rate (Reserve Adjusted) or the LMIR

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would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or (b) such Eurodollar Rate (Reserve Adjusted) or LMIR does not accurately reflect the cost of acquiring or maintaining such Loan, then such Lender may suspend the availability of the Eurodollar Rate (Reserve Adjusted) or the LMIR, as applicable, and such Lender’s Loans shall thereafter accrue interest at the Alternate Base Rate.
(g)    Section 11.10(a) is hereby amended and restated in its entirety to read as follows: “(a) [Intentionally deleted].”
(h)    Section 14.6 of the Credit and Security Agreement is hereby amended and restated in its entirety to read as follows:
Section 14.6. No Proceedings. Each of the parties hereto hereby agrees that it will not institute against the Borrower or Gotham, or join any Person in instituting against the Borrower or Gotham, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Obligations (in the case of the Borrower) or any Commercial Paper Notes or other senior Indebtedness issued by Gotham, as the case may be, shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Obligations and Commercial Paper Notes or other senior Indebtedness shall have been outstanding. The parties’ obligations under this Section 14.6 shall survive termination of this Agreement.
(i)    Each of the terms set forth in Column A of the table below is hereby deleted and replaced with the term in Column B adjacent thereto:

A [Existing]	B [Replace With]
Market Street Agent	PNC Group Agent
Market Street Allocation Limit	PNC Allocation Limit
Market Street Fee Letter	PNC Group Fee Letter
Market Street Group	PNC Group
Market Street Group Termination Date	PNC Group Termination Date
Market Street Liquidity Bank(s)	PNC

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(j)    Annex A to the Credit and Security Agreement is hereby amended to delete the following defined terms and their definitions in their entirety:
“Downgraded Liquidity Bank”
“PNC Roles”
“Market Street Liquidity Agreement”

(k)    The definitions set forth in Annex A to the Credit and Security Agreement of the terms listed below are hereby amended and restated in their entirety to read as follows:
“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, Chicago, Illinois or Madison, New Jersey, and The Depository Trust Company of New York is open for business, and if the applicable Business Day relates to any computation or payment to be made with respect to LMIR or the Eurodollar Rate (Reserve Adjusted), any day on which dealings in dollar deposits are carried on in the London interbank market.
“Co-Agents” means the Gotham Agent and the PNC Group Agent.
“Conduit(s)” means Gotham.
“Constituent” means (a) as to the Gotham Agent, any member of the Gotham Group from time to time party hereto, and (b) as to the PNC Group Agent, PNC, and when used as an adjective, “Constituent” shall have a correlative meaning.
“CP Costs” means, for each day for any Pool Funded Conduit, the sum of (i) discount or interest accrued on such Conduit’s Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of its placement agents and its commercial paper dealers, and issuing and paying agent fees incurred, in respect of such Conduit’s Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by such Conduit’s Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received by or on behalf of such Conduit on such day from investment of collections received under all

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receivable purchase or financing facilities funded substantially with such Conduit’s Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of such Conduit’s Broken Funding Costs related to the prepayment of any investment of such Pool Funded Conduit pursuant to the terms of any receivable purchase or financing facilities funded substantially with its Pooled Commercial Paper. In addition to the foregoing costs, if the Borrower (or the Servicer, on the Borrower’s behalf) shall request any Advance during any period of time determined by the applicable Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Pool Funded Conduit’s Loan included in such Advance, the principal associated with any such Loan of such Pool Funded Conduit shall, during such period, be deemed to be funded by such Pool Funded Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.
“Eligible Assignee” means (a) any “bankruptcy remote” special purpose entity which is administered by PNC or BTMU (or any Affiliate of PNC or BTMU) or any Qualifying Liquidity Bank (or any Affiliate of a Qualifying Liquidity Bank) that is in the business of acquiring or financing receivables, securities and/or other financial assets and which issues commercial paper notes that are rated at least A-1 by S&P, P-1 by Moody’s and, if applicable, F1 by Fitch, or (b) any Qualifying Liquidity Bank.
“Fee Letters” means, collectively, the Gotham Fee Letter and the PNC Group Fee Letter.
“Group” means the PNC Group or the Gotham Group, as the case may be.
“Interest Payment Date” means:
(a) with respect to any CP Rate Loan of a Pool Funded Conduit, each Settlement Date, and with respect to any CP Rate Loan of Gotham while it is not a Pool Funded Conduit, the last day of its CP Tranche Period, the date on which any such CP Rate Loan is prepaid, in whole or in part, and the Termination Date;
(b) with respect to any Eurodollar Loan, the last day of its Interest Period, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date;

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(c) with respect to any Alternate Base Rate Loan, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, the date on which the applicable Liquidity Bank’s Scheduled Termination Date occurs, and the Termination Date;
(d) with respect to any LMIR Loan, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date; and
(e) with respect to any Loan while the Default Rate is applicable thereto, upon demand or, in the absence of any such demand, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, the Termination Date, and if the applicable Loan was funded by a Liquidity Bank, the date on which the applicable Liquidity Bank’s Scheduled Termination Date occurs.
“Interest Rate” means a Eurodollar Rate (Reserve Adjusted), a CP Rate, an Alternate Base Rate, an LMIR or the Default Rate.
“Lenders” means, collectively, PNC, the Gotham Liquidity Banks, and their respective successors and permitted assigns.
“Liquidity Agreement(s)” means the Gotham Liquidity Agreement.
“Liquidity Bank” means with respect to Gotham, BTMU or any Eligible Assignee of BTMU’s Commitment and Liquidity Commitment, in each of the foregoing cases, to which the Borrower has consented if required under Section 12.1. A Liquidity Bank will become a “Lender” hereunder at such time as it makes any Liquidity Funding.
“Loan” means any loan made by a Lender to the Borrower pursuant to this Agreement. Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan, an LMIR Loan or a Eurodollar Rate Loan, selected in accordance with the terms of this Agreement.
“Pool Funded Conduits” means, during any time as to which it has notified the Loan Parties that it will be pool funding its Loans, Gotham.
(l)    Annex A to the Credit and Security Agreement is hereby amended to add the following new defined terms and definitions in their appropriate alphabetical order:
“LMIR” means” means, for any day during any Settlement Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the

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Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by PNC from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“LMIR Loan” means a Loan that bears interest at LMIR.
“PNC Group Agent” means PNC in its capacity as agent for the PNC Group.
“PNC Allocation Limit” has the meaning specified in Section 1.1(a).
“PNC Group” means PNC.
“PNC Group Fee Letter” means that certain fee letter agreement dated as of October 23, 2013 by and between the Borrower and PNC, individually and as PNC Group Agent, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“PNC Group Termination Date” means December 6, 2013.
(m)    The notice information for PNC in each of its capacities under the Credit and Security Agreement is hereby replaced in its entirety with the following:
Address:    PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention:    Robyn Reeher
Telephone:    (412) 762-3090
Facsimile:    (412) 762-9184

(n)    The signature blocks as well as the notice information for Market Street set forth in the Credit and Security Agreement are hereby deleted in their entirety.
(o)    Exhibit 2.1 to the Credit and Security Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit 2.1 to this Amendment.

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SECTION 4.    Conditions to Effectiveness.
This Amendment shall become effective as of the date (such date, the “Effective Date”), provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to the condition precedent that (i) the Assignor shall have received the Payoff Amount in its entirety in accordance with Section 1 of this Agreement and (ii) the Administrator shall have received each of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:
(b)    counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;
(c)    counterparts of the PNC Group Fee Letter executed by each of the parties thereto; and
(d)    such other documents, agreements and instruments as the Administrator may reasonably request prior to delivery by Administrator of an executed counterpart of this Amendment.
SECTION 5.    Representations and Warranties.
Each of the Seller and the Servicer, as applicable, hereby represents and warrants to the Purchaser, the Purchaser Agent, the Assignee and the Administrator as follows:
(a)    Representations and Warranties. The representations and warranties contained in Article VI of the Credit and Security Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Credit and Security Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Credit and Security Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)    No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Event of Default or Unmatured Default exists or shall exist.

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SECTION 6.    Further Assurances.    Each of the Seller and the Servicer hereby agrees to do all such things and execute all such documents and instruments, at the Seller’s sole expense, as the Assignee may reasonably consider necessary or desirable to give full effect to the assignment and assumption set forth in Section 1 of this Amendment.
SECTION 7.    No Proceedings. Each of the parties hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full. The provisions of this Section 7 shall survive any termination of the Credit and Security Agreement.
SECTION 8.    Effect of Amendment; Ratification. Except as specifically amended hereby, the Credit and Security Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Credit and Security Agreement (or in any other Transaction Document) to “the Credit and Security Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Credit and Security Agreement, shall be deemed to be references to the Credit and Security Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Credit and Security Agreement other than as specifically set forth herein.
SECTION 9.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
SECTION 10.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall apply hereto).
SECTION 11.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Credit and Security Agreement or any provision hereof or thereof.
SECTION 12.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 13.    Severability. If any one or more of the provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such

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agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Credit and Security Agreement.
[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
QUEST DIAGNOSTICS RECEIVBLES INC.
By: /s/ Teresa L. Cinco
Name: Teresa L. Cinco
Title: Vice President and Treasurer

QUEST DIAGNOSTICS INCORPORATED, as Servicer

By: /s/ Teresa L. Cinco
Name: Teresa L. Cinco
Title: Vice President and Treasurer

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MARKET STREET FUNDING LLC, as a Conduit and as Assignor

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

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PNC BANK, NATIONAL ASSOCIATION,
individually, as a Co-Agent and as Assignee

By: /s/ Mark Falcione
Name: Mark Falcione
Title: Executive Vice President

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GOTHAM FUNDING CORPORATION

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK     BRANCH, individually as a Lender

By: /s/ Jaime Sussman
Name: Jaime Sussman
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK     BRANCH, as Gotham Agent

By: /s/ Luna Mills
Name: Luna Mills
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK     BRANCH, individually as Administrative Agent

By: /s/ Luna Mills
Name: Luna Mills
Title: Director

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SCHEDULE I
ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.

Principal Payment:	$4,761,904.77

Section 2.
CP Costs:	$2,982.57
Usage Fees:	$10,138.89
Unused Fees:	$49,472.22
Other Amounts:	n/a

Total CP Costs, Fees and Other Costs:	$62,593.68

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Schedule I

SCHEDULE II

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:	PNC Bank, National Association
ABA #:	43000096
Account #:	1002422076
Account Name:	Market Street Funding LLC
Reference:	Triumph Receivables, LLC

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Schedule II

EXHIBIT 2.1
FORM OF BORROWING REQUEST
Quest Diagnostics Receivables Inc.
BORROWING REQUEST
For Borrowing On __________________

PNC Bank, National Association, as PNC Group Agent
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: William Falcon, Fax No. 412-762-9184
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Gotham Agent
1251 Avenue of the Americas
New York, New York 10020-1104 USA
Attention: Securitization Group, Fax No. (212) 782-6998

Ladies and Gentlemen:
Reference is made to the Fourth Amended and Restated Credit and Security Agreement dated as of June 11, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Quest Diagnostics Receivables Inc. (the “Borrower”), Quest Diagnostics Incorporated, as initial Servicer, the Lenders and Co-Agents from time to time party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.
1.    The [Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):
(a)    all applicable conditions precedent set forth in Section 5 of the Credit Agreement have been satisfied;
(b)    each of its representations and warranties contained in Section 6 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;
(c)    no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Event of Default or Unmatured Default;
(d)    the Termination Date has not occurred; and

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Exhibit 2.1

(e)    after giving effect to the Loans comprising the Advance requested below, PNC’s Loans at any one time outstanding will not exceed the PNC Allocation Limit and Gotham’s and the Gotham Liquidity Banks’ Loans at any one time outstanding will not exceed the Gotham Allocation Limit.
2.    The [Servicer, on behalf of the] Borrower hereby requests that the Conduits (or their respective Liquidity Banks) make an Advance on _________, _____ (the “Borrowing Date”) as follows:
(a)     Aggregate Amount of Advance:    $_____________
(i) PNC Group’s Percentage of Advance:    $___________
(ii) Gotham Group’s Percentage of Advance:    $___________
(b)     Interest Rate Requested: LMIR (for PNC) and CP Rate (unless you advise the Borrower that a Liquidity Funding will be made for Gotham, in which case the [Servicer on behalf of the] Borrower requests that Gotham’s Liquidity Banks make an Alternate Base Rate Loan that converts into Eurodollar Loan with an Interest Period approximately equal to the CP Tranche Period specified below on the third Business Day after the Borrowing Date).
(c)    CP Tranche Period Requested:________ days
3.    Please disburse the proceeds of the Loans as follows:
(i) PNC Group: [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. ________, Reference: ________];
(ii) Gotham Group: [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. ________, Reference: ________]; and
IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Borrowing Request to be executed and delivered as of this ____ day of _________, _____.

[_____________________, as Servicer, on behalf of:] QUEST DIAGNOSTICS RECEIVABLES INC., as Borrower
By:
Name:
Title:

Quest Amend. No. 6 to 4th A&R CSA
Exhibit 2.1